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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the inclusion and incorporation by reference in this Pre-Effective Amendment No. 1 to the Registration Statement on Form S-3 (File No. 333-32186) to register 2,875,000 shares of common stock of our report dated February 4, 2000 relating to the financial statements of Cubist Pharmaceuticals, Inc. (the "Company"), which appears in such Registration Statement and in the Company's 1999 Annual Report on Form 10-K/A. We also consent to the references to us under the headings "Experts" and "Selected Financial Data" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP


Boston, Massachusetts
March 31, 2000